UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2015

First Horizon National Corporation

(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

(a) & (b)

Voting Results for 2015 Annual Meeting

On April 28, 2015, the Company held its annual meeting of shareholders. At the annual meeting, three vote items were acted upon by the shareholders. The number of votes cast for or against as to each such matter or nominee, and the number of abstentions and broker non-votes as to each such matter or nominee, have been certified and are set forth below:

Vote Item 1: Election of Directors

Outcome: All nominees were elected

Nominee	For	Against	Abstain	Broker Non-vote
Robert B. Carter	166,914,056	14,551,536	4,609,969	27,775,352
John C. Compton	183,815,834	2,129,334	130,393	27,775,352
Mark A. Emkes	183,226,499	2,721,291	127,771	27,775,352
Corydon J. Gilchrist	183,560,905	2,389,644	125,012	27,775,352
Vicky B. Gregg	183,306,267	2,649,063	120,231	27,775,352
D. Bryan Jordan	182,929,133	2,933,680	212,748	27,775,352
R. Brad Martin	174,901,588	10,884,447	289,526	27,775,352
Scott M. Niswonger	184,243,893	1,702,987	128,681	27,775,352
Vicki R. Palmer	182,452,637	3,327,986	294,938	27,775,352
Colin V. Reed	183,959,953	1,996,390	119,218	27,775,352
Cecelia D. Stewart	184,531,605	1,379,519	164,437	27,775,352
Luke Yancy III	182,070,747	3,860,941	143,873	27,775,352

Vote Item 2: Advisory Resolution to Approve Executive Compensation

Outcome: Approved

Details	For	Against	Abstain	Broker Non-vote
Advisory resolution to approve compensation of certain executive officers as described in the Proxy Statement	173,714,015	10,896,363	1,465,183	27,775,352

Vote Item 3: Ratification of Auditor

Outcome: Ratified

Auditor	For	Against	Abstain	Broker Non-vote
KPMG LLP	206,862,557	6,801,840	186,516	0

(c) & (d) Not applicable.

* * * * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: April 29, 2015	By:	/s/ Clyde A. Billings, Jr.
Senior Vice President, Assistant
General Counsel, and Corporate Secretary
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